QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Caliper Life Sciences, Inc. for the registration of common stock, preferred stock, debt securities, warrants and/or units for a total value of up to $100,000,000 and the resale of up to 3,150,000 shares of the Company's common stock by the selling stockholder identified in the Prospectus and to the incorporation by reference therein of our reports dated March 13, 2007, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., Caliper Life Sciences, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Caliper Life Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Boston, Massachusetts
December 17, 2007

QuickLinks

  EXHIBIT 23.1